UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 21, 2015

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-12882	88-0242733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

(Address of Principal Executive Offices, Including Zip Code)

(702) 792-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Supplemental Indenture

On May 21, 2015, Boyd Gaming Corporation (the “Company”) entered into a supplemental indenture (the “Supplemental Indenture”) to that certain Indenture, dated November 10, 2010, by and between the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “2018 Notes Indenture”), which relates to the Company’s 9.125% senior notes due 2018 (“2018 Notes”).

The Supplemental Indenture was entered into following the Company’s receipt on May 21, 2015, of consents to certain proposed amendments to the 2018 Notes Indenture from holders of a majority in aggregate principal amount of outstanding 2018 Notes not owned by the Company or its affiliates. The Supplemental Indenture became operative on May 21, 2015, upon the Company’s acceptance for purchase of the 2018 Notes validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on May 21, 2015, pursuant to the Company’s previously announced tender offer and consent solicitation. The Supplemental Indenture eliminates certain of the restrictive covenants set forth in the 2018 Notes Indenture.

The foregoing summary of the material terms of the Supplemental Indenture is qualified by reference to the full text of the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

As described above under Item 1.01 hereto, certain restrictive covenants set forth in the 2018 Notes Indenture are eliminated by the effectiveness of the Supplemental Indenture. These restrictive covenants include a covenant that, among other things, restricts the Company’s ability to pay dividends or make distributions or repurchase capital stock, subject to certain exceptions and qualifications.

The foregoing summary of the material terms of the Supplemental Indenture is qualified by reference to the full text of the Supplemental Indenture, a copy of which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On May 21, 2015, the Company issued a press release announcing the initial results of the tender offer and consent solicitation for its outstanding 2018 Notes. The Company stated that, pursuant to the terms of the tender offer, holders of approximately $458.7 million aggregate principal amount of the outstanding 2018 Notes (approximately 91.7% of the outstanding 2018 Notes) have validly tendered their 2018 Notes and are deemed to have validly delivered the requisite consents for the proposed amendments to the 2018 Notes Indenture prior to 5:00 p.m., New York City time, on May 21, 2015, the expiration of the consent solicitation. The Company also announced that it had accepted for purchase all such validly tendered 2018 Notes. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated May 21, 2015, governing the Company’s 9.125% senior notes due 2018, by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press Release, dated May 21, 2015, announcing the initial results of the tender offer and consent solicitation for the Company’s 9.125% senior notes due 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2015	Boyd Gaming Corporation

/s/ Anthony D. McDuffie
Anthony D. McDuffie
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated May 21, 2015, governing the Company’s 9.125% senior notes due 2018, by and among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press Release, dated May 21, 2015, announcing the initial results of the tender offer and consent solicitation for the Company’s 9.125% senior notes due 2018.